Exhibit 4.1

COMMON STOCK REV RENEWABLES, INC. CUSIP

a Delaware corporation

The corporation is Authorized to Issue Shares of common stock par value $ per share

THIS CERTIFICATES THAT SPECIMEN, HOLDER OF                fully paid and non-assessable Shares of common stock, par value $                per share, of REV Renewables, Inc., a Delaware corporation (the “Company”), transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the said Company has caused this certificate to be signed by its duly authorized officers this ______ day of ____________.

	DELAWARE SEAL	Countersigned and registered
Chief Executive Officer

Transfer Agent and Registrar

By:
Chief Financial Officer		Authorized Officer

REV RENEWABLES, INC.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Company and all amendments thereto and resolutions of the board of directors of the Company providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–	Custodian

TEN ENT	–	as tenants by the entireties			(Cust)	(Minor)

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________________hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint ________________________________________________________________ Attorney to transfer the said Shares on the books of the within named Company with full power of substitution in the premises.

Dated ______________________

In the presence of

(print name)	(print name)

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.